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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Omnipoint Corporation on Form S-1 (File Nos. 33-98360 and 33-03739), Form S-4 (File Nos. 333-19895 and 333-13961 and Form S-8 (File Nos. 333-07345 and
333-03945) of our reports dated January 31, 1997, on our audits of the consolidated financial statements and financial statement schedule of Omnipoint Corporation as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996 which reports are included in this Annual Report on Form 10-K.



                                              COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 31, 1997